UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2010
Carriage Services, Inc.
(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code:
(713) 332-8400
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRAGNEMENTS OF CERTAIN OFFICERS.
          On December 29, 2010, Carriage Services, Inc. (the “Company”) entered into the First Amended and Restated Employment Agreement dated December 29, 2010 (the “Agreement”) with Melvin C. Payne, its President and Chief Executive Officer, for a term expiring December 29, 2013 (subject to earlier termination or extension). The Agreement shall automatically be renewed on an annual basis thereafter, unless terminated by either party upon 60 days written notice prior to the end of the term then in effect.
          The Agreement provides that Mr. Payne will receive a base annual salary of not less than $500,000. In addition, Mr. Payne shall be entitled to an annual, discretionary incentive award, the target amount of which is 75% of the base annual salary with a potential maximum amount equal to 150% of the base annual salary and a minimum amount of 37 1/2% of the base annual salary based on the achievement of quantitative and qualitative metrics determined at the discretion of the Compensation Committee of the Board of Directors. Mr. Payne shall be eligible for awards of restricted stock and other long-term incentive-based compensation under the terms of the Company’s 2006 Long Term Incentive Plan and as approved by the Compensation Committee of the Board of Directors. Mr. Payne is also entitled to reimbursement of premiums on non-Company sponsored disability and life insurance policies up to $25,000 annually.
          Pursuant to the Agreement, in the event the Company discharges Mr. Payne without Cause (as defined in the Agreement), the Company shall continue to pay (1) his base pay for a period of 24 months, (2) a pro rata amount of the annual incentive award at the 75% of the base annual salary goal level for the year of termination, (3) all benefits payable under any benefit plan or program of the Company, and (4) medical continuation premiums for a period of up to 36 months. In the event the Company discharges Mr. Payne for Cause, the Company shall have no further obligation to Mr. Payne or his estate other than to pay that portion of Mr. Payne’s salary accrued through the date of termination.
          If following a change in control Mr. Payne voluntarily terminates his employment for Good Reason (as defined in the Agreement) or he is discharged without Cause, in either case, within 24 months following the change in control, then the Company shall pay (1) a lump sum payment equal to two times Mr. Payne’s base annual salary, (2) 100% of the of the annual incentive award at the 75% of the base annual salary goal level for the year of termination, (3) all benefits payable under any benefit plan or program of the Company, and (4) medical continuation premiums for up to 36 months.
          The foregoing is a summary of certain terms and conditions of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.
10.1	First Amended and Restated Employment Agreement dated December 29, 2010 between Carriage Services, Inc. and Melvin C. Payne.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.
Dated: January 4, 2011	By:	/s/ Terry E. Sanford
Terry E. Sanford
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

10.1	First Amended and Restated Employment Agreement dated December 29, 2010 between Carriage Services, Inc. and Melvin C. Payne.